 EXHIBIT 99.1

Hub Group, Inc. Reports Record Earnings for the Fourth Quarter and Full Year 2007 and Provides 2008 Guidance

DOWNERS GROVE, IL, February 6, 2008, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record income for the quarter ended December 31, 2007 of $18.0 million, a 33% increase versus income for the fourth quarter of 2006. Hub Group’s diluted earnings per share was $0.47 for the fourth quarter of 2007.  This represents an increase of 38% compared to last year's fourth quarter diluted earnings per share of $0.34.  Fourth quarter 2007 diluted earnings per share included a $0.04 tax benefit related to the resolution of a dispute with the IRS.  Hub Group’s operating margin increased to 5.7% in the fourth quarter 2007 from 5.2% in 2006 due to growth, improved operational efficiencies and cost controls.

Hub Group’s revenue increased 4.7% to $445.5 million compared to $425.5 million in the fourth quarter of 2006.  Fourth quarter intermodal revenue increased 2.4% to $314.4 million.  The increase was attributable to a 3% volume increase partially offset by a 1% decrease related to mix.  Truck brokerage revenue was up 15.2% to $93.9 million this quarter.  Fourth quarter logistics revenue increased 0.9% to $37.2 million.  Gross margin increased 3.7% to $60.4 million compared to the fourth quarter of 2006.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “Given the current economic environment we are pleased with our operating results.  We grew in all of our service lines and achieved operating margin of 5.7% compared to 5.2% last year.”

FULL YEAR 2007

Income from continuing operations increased 25.4% to $59.8 million for 2007 compared to last year’s income from continuing operations of $47.7 million.  Hub Group's diluted earnings per share from continuing operations for the year ended December 31, 2007 was $1.53. This represents an increase of 31% compared to diluted earnings per share from continuing operations for the year ended December 31, 2006 of $1.17.

Revenue from continuing operations increased 3% for the year to $1,658.2 million.  Gross margin from continuing operations grew 6% to $232.3 million.

Costs and expenses from continuing operations increased 0.3% in 2007 to $141.6 million compared to $141.2 million in 2006.

As of December 31, 2007, the Company had $38.0million of cash.

FULL YEAR 2008

Given the current operating environment, we are comfortable that the earnings for 2008 will be within the current analysts’ range of $1.50 to $1.62 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, February 6, 2008 to discuss its fourth quarter and full year results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast by Thomson/CCBN and can be accessed through the Investors link at Hub Group's Web site at http://www.hubgroup.com or individual investors can access the audio webcast at http://www.earnings.com and institutional investors can access the webcast at http://www.streetevents.com . The webcast is listen-only. Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (800) 706-7745. The conference call participant code is 22579500. The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2006 and the report on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

Revenue	$445,464	$425,460	$1,658,168	$1,609,529
Transportation costs	385,074	367,242	1,425,844	1,391,111
Gross margin	60,390	58,218	232,324	218,418

Costs and expenses:
Salaries and benefits	23,791	23,881	95,678	95,152
General and administrative	10,001	10,949	41,416	39,929
Depreciation and amortization	1,035	1,467	4,490	6,101
Total costs and expenses	34,827	36,297	141,584	141,182

Operating income	25,563	21,921	90,740	77,236

Other income (expense):
Interest expense	(30)	(50)	(108)	(115)
Interest income	513	643	2,480	2,311
Other, net	34	13	116	76
Total other income	517	606	2,488	2,272

Income from continuing operations before provision for income taxes	26,080	22,527	93,228	79,508

Provision for income taxes	8,083	9,008	33,429	31,803

Income from continuing operations	17,997	13,519	59,799	47,705

Discontinued operations:
Income from discontinued operations of HGDS	-	-	-	1,634
Provision for income taxes	-	-	-	653
Income from discontinued operations	-	-	-	981

Net income	$17,997	$13,519	$59,799	$48,686

Basic earnings per common share
Income from continuing operations	$0.48	$0.35	$1.55	$1.19
Income from discontinued operations	$-	$-	-	$0.03
Net income	$0.48	$0.35	$1.55	$1.22

Diluted earnings per common share
Income from continuing operations	$0.47	$0.34	$1.53	$1.17
Income from discontinued operations	$-	$-	-	$0.02
Net income	$0.47	$0.34	$1.53	$1.19

Basic weighted average number of shares outstanding	37,562	39,095	38,660	39,958
Diluted weighted average number of shares outstanding	37,978	39,810	39,128	40,823

HUB GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
	December 31,	December 31,
	2007	2006
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$38,002	$43,491
Accounts receivable
Trade, net	160,944	158,284
Other	9,828	8,369
Prepaid taxes	86	2,119
Deferred taxes	5,044	3,433
Prepaid expenses and other current assets	4,318	4,450
TOTAL CURRENT ASSETS	218,222	220,146

Restricted investments	5,206	3,017
Property and equipment, net	29,662	26,974
Other intangibles, net	7,056	7,502
Goodwill, net	230,448	225,448
Other assets	1,373	1,461
TOTAL ASSETS	$491,967	$484,548
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$123,020	$117,676
Other	6,683	7,783
Accrued expenses
Payroll	16,446	18,294
Other	33,063	25,673
Related party payable	5,000	5,000
TOTAL CURRENT LIABILITIES	184,212	174,426
Non-current liabilities	9,708	7,691
Deferred taxes	47,148	43,587
STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2007 and 2006	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized in 2007; 41,224,792 shares issued and 36,666,731 outstanding in 2007; 47,337,700 shared authorized in 2006; 41,224,792 shares issued and 38,943,122 outstanding in 2006	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2007 and 2006	7	7
Additional paid-in capital	176,657	179,203
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	206,042	146,243
Treasury stock; at cost, 4,558,061 shares in 2007 and 2,281,670 shares in 2006	(116,761)	(51,563)
TOTAL STOCKHOLDERS' EQUITY	250,899	258,844
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$491,967	$484,548

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Twelve Months Ended
	December 31,
	2007	2006
Cash flows from operating activities:
Income from continuing operations	$59,799	$47,705
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	7,195	8,170
Deferred taxes	3,523	690
Compensation expense related to share-based compensation plans	3,853	3,405
Gain on sale of assets	(160)	(131)
Changes in operating assets and liabilities excluding effects of purchase transaction:
Restricted investments	(2,189)	(1,630)
Accounts receivable, net	(4,119)	393
Prepaid taxes	2,033	3,317
Prepaid expenses and other current assets	132	(297)
Other assets	88	(837)
Accounts payable	4,223	5,698
Accrued expenses	4,441	8,496
Deferred compensation	1,761	1,608
Net cash provided by operating activities	80,580	76,587

Cash flows from investing activities:
Proceeds from sale of equipment	725	394
Purchases of property and equipment	(10,197)	(8,372)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(39,942)
Proceeds from the disposal of discontinued operations	-	12,203
Net cash used in investing activities	(14,472)	(35,717)

Cash flows from financing activities:
Proceeds from stock options exercised	760	1,963
Purchase of treasury stock	(76,309)	(49,622)
Excess tax benefits from share-based compensation	3,952	12,337
Net cash used in financing activities	(71,597)	(35,322)

Cash flows from operating activities of discontinued operations	-	1,848
Cash flows used in investing activities of discontinued operations	-	(38)
Net cash provided by discontinued operations	-	1,810

Net (decrease) increase in cash and cash equivalents	(5,489)	7,358
Cash and cash equivalents beginning of year	43,491	36,133
Cash and cash equivalents end of year	$38,002	$43,491